Exhibit 99.1

Luna Innovations Reports Second-Quarter 2021 Results
Delivers Record Revenue and Reaffirms 2021 Outlook

Highlights
•Total revenues of $27.9 million for the three months ended June 30, 2021, up 50% compared to the three months ended June 30, 2020
•Operating loss of $1.0 million for the three months ended June 30, 2021, versus operating income of $1.8 million for the three months ended June 30, 2020; primarily due to $1.5 million of transaction-related costs
•Net loss of $0.2 million for the three months ended June 30, 2021, compared to net income of $1.4 million for the three months ended June 30, 2020
•Adjusted EBITDA of $2.1 million for the three months ended June 30, 2021, compared to $3.0 million for the three months ended June 30, 2020
•Adjusted EPS of $0.06 for each of the three months ended June 30, 2021 and 2020
•Company reaffirms 2021 outlook

(ROANOKE, VA, August 9, 2021) - Luna Innovations Incorporated (NASDAQ: LUNA), a global leader in advanced optical technology, today announced its financial results for the three and six months ended June 30, 2021.

"I couldn't be more thrilled about delivering record revenue, despite challenges such as a very difficult supply chain environment, all while integrating the largest acquisition in the company's history," said Scott Graeff, President and Chief Executive Officer of Luna. "As I mentioned on our last earnings call, 2021 marks another inflection point of growth. We continue to invest in our business as we build for Luna's future, including adding several experienced executives to my team this quarter. These professionals each have track records in growing larger public companies. We remain excited about Luna's strategy and future, which is why we are reaffirming the guidance that we first provided in March.”

Second-Quarter Fiscal 2021 Financial Summary
Highlights of the financial results for the three months ended June 30, 2021 are:

	Three Months Ended June 30,
(in thousands, except share and per share data)	2021	2020	Change
Revenues:
Lightwave	$21,965	$12,933	70%
Luna Labs	5,972	5,643	6%
Total revenues	27,937	18,576	50%

Gross profit	13,950	9,517	47%
Gross margin	50%	51%

Operating expense	14,952	7,707	94%
Operating (loss)/income	(1,002)	1,810	(155)%
Operating margin	(4)%	10%

Other (expense)/income and income tax benefit/(expense)	772	(441)	275%

Net (loss)/income	$(230)	$1,369	117%

Earnings per diluted share (EPS)	$(0.01)	$0.04	(125)%
Adjusted EPS	$0.06	$0.06	—%
Diluted weighted average shares outstanding	33,500,801	32,494,950

Adjusted EBITDA	$2,143	$2,955	(27)%

A reconciliation of Adjusted EPS and Adjusted EBITDA to the nearest comparable GAAP figures can be found in the schedules included in this release.

Lightwave revenues for the three months ended June 30, 2021 increased compared to the prior-year period, primarily due to acquisitions and strength in the telecommunications, aerospace and defense markets. Luna Labs revenue increased for the three months ended June 30, 2021, compared to the prior-year period, due to growth in various government research projects.

Gross margin decreased to 50% for the three months ended June 30, 2021, compared to 51% for the three months ended June 30, 2020, driven primarily by lower gross margin in Luna's Lightwave division. Operating income/(loss) and margin declined to $(1.0) million and (4)% of total revenues, respectively, for the three months ended June 30, 2021, compared to $1.8 million and 10% of total revenues, respectively, for the three months ended June 30, 2020. The decrease in operating income was primarily due to $1.0 million integration and transaction costs, as well as $0.5 million of amortization of intangible assets and inventory step-up related to Luna's recently completed acquisitions and its continuing portfolio activities.

Net loss was $0.2 million, or $0.01 per fully diluted share, for the three months ended June 30, 2021, compared to net income of $1.4 million, or $0.04 per fully diluted share, for the three months ended June 30, 2020. Adjusted EPS was $0.06 for each of the three months ended June 30, 2021 and 2020.

Adjusted EBITDA was $2.1 million for the three months ended June 30, 2021, compared to $3.0 million for the three months ended June 30, 2020. The decrease was driven by lower income from continuing operations.

Six Months Ended Fiscal 2021 Financial Summary
Highlights of the financial results for the six months ended June 30, 2021 are:

	Six months ended June 30,
(in thousands, except share and per share data)	2021	2020	Change
Revenues:
Lightwave	$42,962	$24,487	75%
Luna Labs	11,274	11,230	—%
Total revenues	54,236	35,717	52%

Gross profit	27,379	17,881	53%
Gross margin	50%	50%

Operating expense	29,175	15,681	86%
Operating (loss)/income	(1,796)	2,200	(182)%
Operating margin	(3)%	6%

Other (expense)/income and income tax benefit/(expense)	1,248	(511)	344%

Net (loss)/income from continuing operations	$(548)	$1,689	(132)%

Loss from discontinued operations, net of income tax of $464	—	(1,436)

Net (loss)/income	$(548)	$253	317%

Earnings per diluted share (EPS)	$(0.02)	$0.01	(300)%
Adjusted EPS	$0.10	$0.09	11%
Diluted weighted average shares outstanding	33,487,109	32,466,122

Adjusted EBITDA	$4,291	$4,535	(5)%

A reconciliation of Adjusted EPS and Adjusted EBITDA to the nearest comparable GAAP figures can be found in the schedules included in this release.

Lightwave revenues for the six months ended June 30, 2021 increased compared to the prior-year period, primarily due to acquisitions and increased revenues from both sensing and communication test businesses. Luna Labs revenue increased for the six months ended June 30, 2021, compared to the prior-year period, due to growth in various government research projects.

Gross margin of 50% for the six months ended June 30, 2021 was flat compared to 50% for the six months ended June 30, 2020. Operating income/(loss) and margin declined to $(1.8) million and (3)% of total revenues, respectively, for the six months ended June 30, 2021, compared to $2.2 million and 6% of total revenues, respectively, for the six months ended June 30, 2020. The decrease in operating income was primarily due to $1.9 million integration and transaction costs, as well as $1.0 million of amortization of intangible assets and inventory step-up related to Luna's recently completed acquisitions and its continuing portfolio activities.

Net loss was $0.5 million, or $0.02 per fully diluted share, for the six months ended June 30, 2021, compared to a net income of $0.3 million, or $0.01 per fully diluted share, for the six months ended June 30, 2020. Adjusted EPS was $0.10 for the six months ended June 30, 2021, compared to $0.09 for the six months ended June 30, 2020.

Adjusted EBITDA was $4.3 million for the six months ended June 30, 2021, compared to $4.5 million for the six months ended June 30, 2020.

2021 Full-Year Outlook
Luna is reaffirming its full-year guidance:
•Total revenues of $122 million to $127 million
•Adjusted EBITDA of $16 million to $19 million

Adjusted EBITDA is a non-GAAP measure. Luna is not providing an outlook for net income/(loss), which is the most directly comparable generally accepted accounting principles ("GAAP") measure to Adjusted EBITDA, because changes in the items that Luna excludes from net income to calculate Adjusted EBITDA, such as share-based compensation, tax expense, and significant non-recurring charges, among other things, can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of Luna's routine operating activities.

The outlook above does not include any future acquisitions, divestitures, or unanticipated events.

Non-GAAP Financial Measures
In evaluating the operating performance of its business, Luna’s management considers Adjusted EBITDA, which excludes certain charges and credits that are required by GAAP. Adjusted EBITDA and Adjusted EPS provide useful information to both management and investors by excluding the effect of certain non-cash expenses and items that Luna believes may not be indicative of its operating performance, because either they are unusual and Luna does not expect them to recur in the ordinary course of its business, or they are unrelated to the ongoing operation of the business in the ordinary course. Adjusted EBITDA and Adjusted EPS should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Adjusted EBITDA and Adjusted EPS have been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.

Conference Call Information
As previously announced, Luna will conduct an investor conference call at 5:00 pm (ET) today to discuss its financial results for the three and six months ended June 30, 2021. The investor conference call will be available via live webcast on the Luna website at www.lunainc.com under the tab “Investor Relations.” To participate by telephone, the domestic dial-in number is 844.578.9643 and the international dial-in number is 270.823.1522. The participant access code is 2326659. Investors are advised to dial in at least five minutes prior to the call to register. The webcast will be archived on the company’s website under “Webcasts and Presentations” for 30 days following the conference call.

About Luna
Luna Innovations Incorporated (www.lunainc.com) is a leader in optical technology, providing unique capabilities in high-performance, fiber optic-based, test products for the telecommunications industry and distributed fiber optic-based sensing for the aerospace and automotive industries. Luna is organized into two business segments, which work closely together to turn ideas into products: a Lightwave segment and a Luna Labs segment. Luna’s business model is designed to accelerate the process of bringing new and innovative technologies to market.

Forward-Looking Statements
The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include Luna's expectations regarding its projected 2021 financial results and outlook and the Company's growth potential. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Luna may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, failure of demand for Luna's products and services to meet expectations, failure of target market to grow and expand, technological and strategic challenges, uncertainties related to the ultimate impact of the COVID-19 pandemic and those risks and uncertainties set forth in Luna’s Form 10-Q for the quarter ended June 30, 2021, and Luna's other periodic reports and filings with the Securities and Exchange Commission ("SEC"). Such filings are available on the SEC’s website at www.sec.gov and on Luna’s website at www.lunainc.com. The statements made in this release are based on information available to Luna as of the date of this release and Luna undertakes no obligation to update any of the forward-looking statements after the date of this release.

Investor Contact:
Allison Woody
Phone: 540-769-8465
Email: IR@lunainc.com

Luna Innovations Incorporated
Consolidated Balance Sheets
 (in thousands, except share data)

	June 30, 2021	December 31, 2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$11,970	$15,366
Accounts receivable, net	24,605	24,951
Contract assets	6,857	7,046
Inventory	25,579	23,597
Prepaid expenses and other current assets	6,886	4,509
Total current assets	75,897	75,469
Property and equipment, net	3,183	3,308
Intangible assets, net	18,887	20,109
Goodwill	19,155	18,121
Long-term contract assets	—	471
Operating lease ROU asset	10,461	11,281
Finance lease ROU asset	220	244
Other assets	38	39
Deferred tax asset	1,486	1,960
Total assets	$129,327	$131,002
Liabilities and stockholders’ equity
Liabilities:
Current liabilities:
Current portion of long-term debt obligations	$4,167	$4,167
Accounts payable	3,962	4,393
Accrued liabilities	11,171	12,159
Contract liabilities	6,425	7,095
Current portion of operating lease ROU liability	2,314	2,223
Current portion of finance lease ROU liability	48	48
Total current liabilities	28,087	30,085
Long-term debt obligations	13,745	15,817
Long-term portion of operating lease ROU liability	9,226	10,248
Long-term portion of finance lease ROU liability	172	196
Other long-term liabilities	214	214
Total liabilities	51,444	56,560
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.001, 100,000,000 shares authorized, 33,511,899 and 32,724,512 shares issued, 31,772,444 and 31,024,537 shares outstanding at June 30, 2021 and December 31, 2020, respectively	33	33
Treasury stock at cost, 1,739,455 and 1,699,975 shares at June 30, 2021 and December 31, 2020, respectively	(5,209)	(4,789)
Additional paid-in capital	95,936	92,403
Accumulated deficit	(13,505)	(12,957)
Accumulated other comprehensive income/(loss)	628	(248)
Total stockholders’ equity	77,883	74,442
Total liabilities and stockholders’ equity	$129,327	$131,002

Luna Innovations Incorporated
Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Revenues:
Lightwave	$21,965	$12,933	$42,962	$24,487
Luna Labs	5,972	5,643	11,274	11,230
Total revenues	27,937	18,576	54,236	35,717
Cost of revenues:
Lightwave	9,441	5,181	18,212	10,066
Luna Labs	4,546	3,878	8,645	7,770
Total cost of revenues	13,987	9,059	26,857	17,836
Gross profit	13,950	9,517	27,379	17,881
Operating expense:
Selling, general and administrative	13,142	6,202	24,432	12,579
Research, development and engineering	1,810	1,505	4,743	3,102
Total operating expense	14,952	7,707	29,175	15,681
Operating (loss)/income	(1,002)	1,810	(1,796)	2,200
Other (expense)/income:
Investment income	—	4	—	64
Other income/(expense)	—	(4)	—	5
Interest expense	(122)	(1)	(265)	(1)
Total other (expense)/income	(122)	(1)	(265)	68
(Loss)/income from continuing operations before income taxes	(1,124)	1,809	(2,061)	2,268
Income tax (benefit)/expense	(894)	440	(1,513)	579
Net (loss)/income from continuing operations	(230)	1,369	(548)	1,689
Loss from discontinued operations, net of income tax of $—	—	—	—	(1,436)
Net (loss)/income	(230)	1,369	(548)	253
Preferred stock dividend	—	—	—	—
Net loss attributable to common stockholders	$(230)	$1,369	$(548)	$253
Net (loss)/income per share from continuing operations:
Basic	$(0.01)	$0.04	$(0.02)	$0.06
Diluted	$(0.01)	$0.04	$(0.02)	$0.05
Net loss per share from discontinued operations:
Basic	$—	$—	$—	$(0.05)
Diluted	$—	$—	$—	$(0.04)
Net (loss)/income per share attributable to common stockholders:
Basic	$(0.01)	$0.04	$(0.02)	$0.01
Diluted	$(0.01)	$0.04	$(0.02)	$0.01
Weighted average shares:
Basic	31,494,563	30,484,797	31,413,451	30,589,249
Diluted	33,500,801	32,494,950	33,487,109	32,466,122

Luna Innovations Incorporated
Consolidated Statements of Cash Flows (Unaudited)
 (in thousands)

	Six Months Ended June 30,
	2021	2020

Cash flows (used in)/provided by operating activities
Net (loss)/income	$(548)	$253
Adjustments to reconcile net loss to net cash (used in)/provided by operating activities
Depreciation and amortization	2,360	1,363
Share-based compensation	1,514	967
Bad debt expense	—	(26)
Loss from discontinued operations, net of tax	—	1,436
Deferred taxes	475	(10)
Change in assets and liabilities
Accounts receivable	(473)	(139)
Contract assets	763	(508)
Inventory	(1,562)	(937)
Other current assets	(2,399)	(404)
Accounts payable and accrued expenses	(2,185)	(1,286)
Contract liabilities	(826)	(520)
Net cash (used in)/provided by operating activities	(2,881)	193
Cash flows (used in)/provided by investing activities
Acquisition of property and equipment	(551)	(111)
Intangible property costs	(141)	(192)
Proceeds from sale of discontinued operations	—	600
Net cash (used in)/provided by investing activities	(692)	298
Cash flows (used in)/provided by financing activities
Payments on finance lease obligations	(24)	(26)
Payments of debt obligations	(2,072)	—
Repurchase of common stock	(420)	(328)
Proceeds from term loan	530	—
Proceeds from the exercise of options and warrants	1,490	1,363
Net cash (used in)/provided by financing activities	(496)	1,009
Effect of exchange rate changes on cash and cash equivalents	(4,069)	1,500
Effect of exchange rate changes on cash and cash equivalents	673	—
Cash and cash equivalents-beginning of period	15,366	25,006
Cash and cash equivalents-end of period	$11,970	$26,506

Luna Innovations Incorporated
Reconciliation of Net (Loss)/Income to EBITDA and Adjusted EBITDA
 (in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Net (loss)/income	$(230)	$1,369	$(548)	$253
Loss from discontinued operations, net of tax	—	—	—	(1,436)
Net (loss)/income from continuing operations	(230)	1,369	(548)	1,689
Interest expense	122	1	265	1
Investment income	—	(4)	—	(64)
Income tax (benefit)/expense	(894)	440	(1,513)	579
Depreciation and amortization	1,129	684	2,360	1,363
EBITDA	127	2,490	564	3,568
Share-based compensation	857	465	1,514	967
Integration and transaction expense	991	—	1,877	—
Amortization of inventory step-up	168	—	336	—
Adjusted EBITDA	$2,143	$2,955	$4,291	$4,535

Luna Innovations Incorporated
Reconciliation of Net (Loss)/Income to Adjusted EPS
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Net (loss)/income	$(230)	1,369	$(548)	253
Loss from discontinued operations, net of tax	—	—	—	(1,436)
Net (loss)/income from continuing operations	(230)	1,369	(548)	1,689
Share-based compensation	857	465	1,514	967
Integration and deal expense	991	—	1,877	—
Amortization of intangible assets	773	410	1,616	843
Amortization of inventory step-up	168	—	336	—
Income tax effect on adjustments	(697)	(219)	(1,336)	(453)
Adjusted income from continuing operations	$1,862	$2,025	$3,459	$3,046

Adjusted EPS	$0.06	$0.06	$0.10	$0.09

Adjusted weighted average shares (in thousands):
Diluted	33,501	32,495	33,487	32,466
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